As filed with the Securities and Exchange Commission on October 4, 2001
                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                    --------

                                  VERSATA, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                    68-0255203
   (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

                               300 LAKESIDE DRIVE
                                   SUITE 1500
                            OAKLAND, CALIFORNIA 94612
               (Address of principal executive offices) (Zip Code)

                                    --------

                          VERVE, INC. STOCK OPTION PLAN
                            (Full title of the Plan)

                                    --------

                                 DOUGLAS ROBERTS
                         INTERIM CHIEF EXECUTIVE OFFICER
                         AND EXECUTIVE VICE PRESIDENT OF
                           WORLD WIDE FIELD OPERATIONS
                                  VERSATA, INC.
                               300 LAKESIDE DRIVE
                                   SUITE 1500
                            OAKLAND, CALIFORNIA 94612
                     (Name and address of agent for service)
                                 (510) 238-4100
          (Telephone number, including area code, of agent for service)

                                    --------

                         CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                      Proposed              Proposed
                                               Amount to be       Maximum Offering     Maximum Aggregate         Amount of
    Title of Securities to be Registered      Registered (1)    Price per Share (2)    Offering Price (2)     Registration Fee
    ------------------------------------      --------------    -------------------    ------------------     ----------------
   Verve, Inc. Stock Option Plan
   Common Stock ($0.001 par value)            232,339 shares            $3.95               $917,740               $230

===============================================================================================================================

  (1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Verve, Inc. Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

  (2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent to participants in the employee benefit plan as specified in Rule 428(b)(1) and, in accordance with the instructions to
Part I, are not filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

                  VERSATA,   INC.  (the  "Registrant")  hereby  incorporates  by
reference into this Registration Statement the following documents previously filed with the Commission:

         (a) The Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2000, filed with the Commission on April 16, 2001 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and as amended on May 1, 2001;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 and fiscal quarter ended June 30, 2001, filed with the Commission on May 15, 2001 and August 14, 2001 respectively;

         (c) The Registrant's Current Report on Form 8-K/A, filed with the Commission on January 30, 2001; and

         (d) The Registrant's Registration Statement No. 000-29757 on Form 8-A filed with the Commission on March 2, 2000, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel

                  Brobeck, Phleger & Harrison LLP owns a total of 38,198 shares of Common Stock. John Larson, senior partner of Brobeck, Phleger & Harrison LLP, owns 91,201 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit the indemnification under some circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII, Section 6 of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, subject to Delaware law, its directors will not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to Versata, Inc. and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors that provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant has obtained insurance covering directors and officers for claims they may otherwise be required to pay or for which the Registrant is required to indemnity them.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.

Item 8.  Exhibits


Exhibit Number        Exhibit
--------------        -------

         4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-29757 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to
                      Item 3(c) to this Registration Statement.

         5            Opinion and consent of Brobeck, Phleger & Harrison LLP.

       23.1           Consent of PricewaterhouseCoopers  LLP, Independent Public
                      Accountants.

       23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

       24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

       99.1           Verve, Inc. Stock Option Plan.

       99.2           Form of Stock Option Agreement.

       99.3           Form of Stock Option Assumption Agreement for Verve, Inc.

Item 9.  Undertakings

                  A. The undersigned Registrant hereby undertakes:  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Verve, Inc. Stock Option Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California on this 4th day of October, 2001.

                                     VERSATA, INC.


                                     By:   /s/ Douglas Roberts
                                          --------------------------------------
                                          Douglas Roberts
                                          Interim Chief Executive Officer and
                                          Executive Vice President of World Wide
                                          Field Operations


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Versata, Inc., a Delaware corporation, do hereby constitute and appoint Douglas Roberts and Jim Doehrman and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                       TITLE                                    DATE
               ---------                                       -----                                    ----
/s/ Douglas Roberts                        Interim Chief Executive Officer and                    October 4, 2001
---------------------------------------    Executive Vice President of World Wide Field
Douglas Roberts                            Operations (Principal Executive Officer)



/s/ Jim Doehrman                           Chief Financial Officer, Chief Operating               October 4, 2001
-------------------------------------      Officer, Secretary and Executive Vice
Jim Doehrman                               President (Principal Financial and
                                           Accounting Officer)


                                      II-4

               SIGNATURE                                       TITLE                                    DATE
               ---------                                       -----                                    ----


/s/ Gary Morgenthaler                                  Chairman of the Board                      October 4, 2001
-------------------------------------
Gary Morgenthaler





/s/ Robert Davoli                                            Director                             October 4, 2001
-------------------------------------
Robert Davoli



/s/ Donald W. Feddersen                                      Director                             October 4, 2001
-------------------------------------
Donald W. Feddersen



/s/ John W. Larson                                           Director                             October 4, 2001
-------------------------------------
John W. Larson



/s/ Kanwal Rekhi                                             Director                             October 4, 2001
-------------------------------------
Kanwal Rekhi



/s/ Eugene Wong                                              Director                             October 4, 2001
-------------------------------------
Eugene Wong

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                                  VERSATA, INC.

                                  EXHIBIT INDEX

Exhibit Number        Exhibit
--------------        -------

         4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-29757 on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to
                      Item 3(c) to this Registration Statement.

         5            Opinion and consent of Brobeck, Phleger & Harrison LLP.

       23.1           Consent of PricewaterhouseCoopers  LLP, Independent Public
                      Accountants.

       23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

       24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

       99.1           Verve, Inc. Stock Option Plan.

       99.2           Form of Stock Option Agreement.

       99.3           Form of Stock Option Assumption Agreement for Verve, Inc.